Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Altria Group, Inc. on Form S-14 (File No. 2-96149) and in Altria Group, Inc.’s Registration Statements on Form S-3 (File No. 333-35143) and Forms S-8 (File Nos. 333-28631, 333-20747, 333-16127, 33-1479, 33-10218, 33-13210, 33-14561, 33-1480, 33-17870, 33-38781, 33-39162, 33-37115, 33-40110, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-71268, 333-139522 and 333-139523), of our report dated February 5, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 5, 2007 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 1, 2007